EX 16.1

SELLERS & ANDERSEN, L.L.C.

941 East 3300 South, Suite 202

Certified Public Accountants and Business Consultants

       Salt Lake City, Utah 84106

Member SEC Practice Sections of the AICPA

           Telephone 801 486-0096

         Fax 801 486-0098

December 8, 2003

Western Glory Hole, Inc.

2530 South Rural Road

Tempe, AZ  85382

I have reviewed Item 4, “Changes in Certifying Accountant” included in the Form 8-K to be included in the filing with the Securities and Exchange Commission.  I agree with the information included therein.

/s/  SELLERS & ANDERSEN, L.L.C.

SELLERS & ANDERSEN, L.L.C.